                                                                            10.7


                          SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement") made as of March 29, 1996, by and among PRECISE HOLDING CORPORATION, a Delaware corporation (the "Company"), and SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION, a Delaware corporation ("Sunderland"), HAMILTON HOLDINGS LTD. CORPORATION, a Texas corporation ("Hamilton"), DELAWARE STATE EMPLOYEES' RETIREMENT FUND, a Delaware corporation ("Delaware"), in its capacity as a shareholder, DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ZENECA HOLDINGS INC., a Delaware corporation ("Zeneca"), in its capacity as a shareholder, and DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ICI AMERICAN HOLDINGS INC., a Delaware corporation ("ICI"), in its capacity as a shareholder (individually and collectively, the "Shareholder"), and RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts mutual life insurance company ("John Hancock"), DELAWARE, in its capacity as a warrantholder, ZENECA, in its capacity as a warrantholder, and ICI, in its capacity as a warrantholder (individually and collectively, the "Purchaser") (Delaware, Zeneca and ICI are collectively referred to herein as "Pecks").

                              W I T N E S S E T H:

     WHEREAS, the Shareholder owns beneficially and of record all of the issued and outstanding capital stock of the Company;

     WHEREAS, the Company owns beneficially and of record all of the issued and outstanding common stock of Precise Technology, Inc., a Delaware corporation ("Precise");

     WHEREAS, Precise has entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement with Rice and John Hancock;

     WHEREAS, the Company, Precise and Pecks have entered into a Securities Purchase Agreement (the "Pecks Securities Purchase Agreement") dated of even date with this Agreement;

     WHEREAS, the Company has entered into a Warrant Purchase Agreement (the "Warrant Agreement") dated of even date with this Agreement with the Purchaser;

     WHEREAS, Rice and John Hancock are willing to enter into and consummate the transactions contemplated by the Note Agreement, and Pecks is willing to enter into and consummate the transactions contemplated by the Pecks Securities Purchase Agreement, only if, among other things, the Company and the Shareholder enter into, and perform under, this Agreement and the Company enters into, and performs under, the Warrant Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of



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

which are hereby acknowledged, the Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:



                                    Article I
                                   Definitions

     1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     Act.  The Securities Act of 1933 located at 15 U.S.C. 77a et seq.

     Adjustment Event. Any event in which (a) the Company issues any shares of Capital Stock in an Adjustment Public Offering for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Call Option with respect to such Holder; (b) any Shareholder sells, transfers, pledges or otherwise disposes of any Capital Stock for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Call Option with respect to such Holder;
(c) any Person acquires Capital Stock in connection with the acquisition of the beneficial ownership of more than fifty percent (50%) of the voting securities of the Company, or acquires Capital Stock and the right to elect a majority of the members of the Company's board of directors for a consideration per share or unit that exceeds the amount received per share by any such Holder in connection with the exercise of such Call Option; (d) the Company sells all or a majority of its assets or revenue or income generating capacity for such amount of consideration that, if the Company were liquidated on the date that such sale is consummated, the holders of any class of Capital Stock would receive per share distributions exceeding the amount received per share by any such Holder in connection with the exercise of such Call Option; or (e) the Company participates in any merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or a majority of its assets or revenue or income generating capacity, directly or indirectly, in which the holders of any class of Capital Stock receive per share consideration for, or distributions with respect to, their shares in an amount that exceeds the amount received per share by such Holder in connection with the exercise of such Call Option.

     Adjustment Public Offering. Each primary public offering of shares of any class of Capital Stock pursuant to a registration statement filed with the Commission.

     Affiliate. With respect to any Person, a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.


     Agreement.  This term is defined in the preamble.


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

     Appraised Value. The value determined in accordance with the following procedures. For a period of 30 days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith with each other party to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser"). If the Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within twenty-one
(21) days after the end of the Negotiation Period and those two Appraisers shall select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty
(30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (after deducting any liquidation distributions payable with respect to the Hamilton Preferred Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     Appraiser.  This term is defined in the definition of Appraised Value.

     Average Market Value. The average of the Closing Prices for the security in question for the thirty (30) trading days immediately preceding the date of determination.


     Book Value. With respect to shares of Common Stock, an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the consolidated balance sheet of the Company as of the last day of the month preceding the date of the Valuation Event in question minus (y) the (i) total consolidated liabilities of the Company as shown on the consolidated balance sheet of the Company as of the last day of the month preceding the date of the Valuation Event and (ii) any liquidation distributions payable with respect to the Hamilton Preferred Stock by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06 of the Warrant Agreement.

     Business Day. Each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the States of New York, North Carolina or Pennsylvania.

     Buyer.  This term is defined in Section 6.02(a)(ii) of this Agreement.

     Call Option.  This term is defined in Section 5.01 of this Agreement.

     Call Option Closing. This term is defined in Section 5.04 of this Agreement.

     Call Option Period. This term is defined in Section 5.01 of this Agreement.

     Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Closing Date.  March 29, 1996.

     Closing Price.

     (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

     (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate from time to time.

     Common Stock.  The common stock, no par value, of the Company.

     Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

     Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

     Company. Precise Holding Corporation and any successor or assign.

     Co-Sell Shares. This term is defined in Section 6.02(c) of this Agreement.

     Co-Sellers. This term is defined in Section 6.02(c) of this Agreement.

     Dilution Dividend. This term is defined in Article III of this Agreement.

     Election Notice. This term is defined in Section 6.02(b) of this Agreement.

     Excess Consideration. The amount that a Holder would have realized following the Adjustment Event had the Call Option not been exercised by such Holder until such time, minus the amount that such Holder realized due to the exercise of the Call Option, provided, however, that the amount of Excess Consideration will in all events be deemed to be at least zero.

     Excess Interest. This term is defined in Section 11.17 of this Agreement.

     Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Exercise Price. The price per share specified in Section 2.03 of the Warrant Agreement as adjusted from time to time pursuant to the provisions of the Warrant Agreement.

     Fair Market Value.

     (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

     (b) As to all securities (including, without limitation, the Issuable

Warrant Shares) not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by the board of directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value.

     Hamilton.  Hamilton Holdings Ltd. Corporation, a Texas corporation.

     Hamilton Preferred Stock. Three hundred thirty-one and forty-six one hundredths (331.46) shares of 9.5% Preferred Stock, $10,000 per share stated value, of the Company beneficially owned by Hamilton on the Closing Date.

     Holders. The Purchaser, and all Persons holding Registrable Securities, except that neither the Company nor any Shareholder (other than Pecks with respect to its Registrable Securities) nor any Affiliate of the Company or any Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the Holders are required to request or consent to an action, the Holders will be deemed to have requested or consented to such action if (a) so long as all of the Initial Holders are Holders, the Holders of seventy percent (70%) or more of the Registrable Securities so request or consent and (b) so long as two (2) or more (but less than all) of the Initial Holders are Holders, the Holders of sixty-six and two-thirds percent (66 2/3%) or more of the Registrable Securities so request or consent. In the event that only one (1) or none of the Initial Holders is a Holder, in each instance that the Holders are required to request or consent to an action, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Registrable Securities so request or consent.

     Indemnified Party. This term is defined in Section 11.01 of this Agreement.

     Initial Holders. Rice, John Hancock, Pecks and any Affiliate of Rice, John Hancock or Pecks to which any of the Warrants or any part of or interest in the Warrants is assigned.

     Initial Public Offering. The first firm commitment underwritten public offering of Common Stock to not less than 200 members of the general public (none of which shall be an Affiliate of another) under the Securities Act completed by the Company and resulting in proceeds (before underwriting discounts and commissions) to the Company of at least $25,000,000.

     Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrants.

     Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrants.

     Material Adverse Effect. (a) A material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the

Company and its Subsidiaries taken as a whole or (b) the material impairment of the ability of any party to perform its obligations under this Agreement or the Warrant Agreement or (c) the impairment of the validity of this Agreement or the Warrant Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     Maximum Rate. This term is defined in Section 11.17 of this Agreement.

     Negotiation Period. This term is defined in the definition of Appraised Value.

     New Securities. Any Capital Stock other than (a) the Warrant Shares, (b) Permitted Stock and (c) Capital Stock issued in an Adjustment Public Offering.

     Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement by and among Precise, Rice and John Hancock and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

     Notice of Sale. This term is defined in Section 6.02(a) of this Agreement.

     Other Holder Call Option Period. This term is defined in Section 5.01 of this Agreement.

     Other Securities. Any stock (other than Common Stock) and any other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or Other Securities) pursuant to
Section 2.08 of the Warrant Agreement or otherwise.

     Pecks Call Option Period. This term is defined in Section 5.01 of this Agreement.

     Pecks Common Stock. This term is defined in Article I of the Warrant Agreement.

     Pecks Preferred Stock. This term is defined in Section 11.1 of the Note Agreement.

     Permitted Stock. This term means (a) Common Stock or options or warrants to acquire Common Stock, constituting, in the aggregate, five percent (5%) or less of the outstanding Common Stock, issued or reserved for issuance to present and future key management of the Company pursuant to a management incentive program and (b) the Hamilton Preferred Stock. In no event will the number of shares of Permitted Stock (with respect to clause (a) above) issued or reserved for issuance, in the aggregate, exceed the lesser of the number of shares constituting five percent (5%) of the outstanding Common Stock on (a) the date of this Agreement or (b) the date issued.

     Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

     Precise. This term is defined in the preamble of this Agreement.

     Public Sale. Any sale of Capital Stock pursuant to an offering pursuant to the Act.

     Pull Along Sale. This term is defined in Section 6.04 of this Agreement.

     Pull Along Sale Date. This term is defined in Section 6.04 of this
Agreement.

     Pull Along Sale Notice. This term is defined in Section 6.04 of this Agreement.

     Purchaser. This term is defined in the preamble of this Agreement.

     Put Option. This term is defined in Section 4.01 of this Agreement.

     Put Option Closing. This term is defined in Section 4.05 of this Agreement.

     Put Option Period. This term is defined in Section 4.01 of this Agreement.

     Put Price. This term is defined in Section 4.02 of this Agreement.

     Put Shares. The Warrant Shares plus any other shares of Capital Stock of the Company owned from time to time by a Holder (other than the Pecks Common Stock).

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     Registrable Securities. (a) the Issuable Warrant Shares, (b) the Issued Warrant Shares and (c) the Pecks Common Stock that have not been previously sold to the public.


     Related Party. A Subsidiary of a Selling Shareholder or one or more Related Parties; any Affiliate of the Shareholders a party to this Agreement on the Closing Date; and any member of the immediate family of any such Person.

     Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Securityholders. Any Person other than the Company that is a party to this Agreement on the Closing Date and, thereafter, any Person other than the Company that is or becomes a party to this Agreement; provided, however, that a Person will cease to be a Securityholder hereunder at such time as such Person ceases to hold any Common Stock or Common Stock Equivalents.

     Selling Shareholder. This term is defined in Section 6.02 of this Agreement.

     Senior Lender. This term is defined in Section 11.1 of the Note Agreement.

     Senior Loan Documents. This term is defined in Section 11.1 of the Note Agreement.

     Senior Subordinated Obligations. This term is defined in Section 11.1 of the Note Agreement.

     Senior Subordination Agreement. This term is defined in Section 11.1 of the Note Agreement.

     Shareholder. This term is defined in the preamble.

     Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

     Valuation Event. This term is defined in the definition of Fair Market
Value.

     Voting Stock. With respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation.

     Warrant Agreement. This term is defined in the preamble to this Agreement and includes all documents related thereto as any or all of the same may be amended from time to time.


     Warrants. This term is defined in the Warrant Agreement.

     Warrant Shares. The Issued Warrant Shares and the Issuable Warrant Shares.

                                   Article II
                           Holders' Preemptive Rights

     2.01 Preemptive Right. The Company will not issue or sell any New Securities without first complying with this Article II. The Company hereby grants to each Holder and each Shareholder (without duplication) the preemptive right to purchase, pro rata, all or any part of the New Securities that the Company may, from time to time, propose to sell or issue. In the event New Securities are offered or sold as part of a unit with other New Securities, the preemptive right granted by this Article II will apply to such units and not to the individual New Securities composing such units. Each Holder's pro rata share for purposes of Article II is the ratio that the number of shares of Common Stock issuable to such Holder upon exercise of its Warrant plus the number of shares of Common Stock that are Issued Warrant Shares owned by such Holder immediately prior to the issuance of the New Securities, bears to the sum of (x) the total number of shares of Common Stock then outstanding, plus
(y) the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding.

     2.02 Notice to Holders. In the event the Company proposes to issue or sell New Securities, it will give each Holder and each Shareholder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue or sell the New Securities. The Company agrees to provide each Holder and each Shareholder with such information they may reasonably request to facilitate their investment decision. Each Holder and each Shareholder will have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of the New Securities for the price (valued at Fair Market Value for any noncash consideration) and upon the terms specified in the notice by giving written notice to the Company stating the quantity of New Securities agreed to be purchased.

     2.03 Allocation of Unsubscribed New Securities. In the event a Holder or a Shareholder fails to exercise such preemptive right within such fifteen (15) day period, the other Holders and Shareholders, if any, will have an additional five
(5) day period to purchase such Holder's or such Shareholder's portion not so agreed to be purchased in the same proportion in which such other Holders or Shareholders were entitled to purchase the New Securities (excluding for such purposes such nonpurchasing Holder or Shareholder). Thereafter, the Company will have ninety (90) days to sell the New Securities not elected to be purchased by the Holders and Shareholders at the same price and upon the same terms specified in the Company's notice described in Section 2.02. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.


                                   Article III
                                Dilution Dividend

     In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of any class of its Capital Stock (other than the payment of the dividends or distributions described in Sections 7.4(ii), (iii) or (vi) of the Note Agreement) with respect to such Capital Stock, each Holder of the Warrants will be entitled to receive in respect of its Warrant a dilution dividend in cash (the "Dilution Dividend") on the date of payment of such dividend or distribution, which Dilution Dividend will be equal to (a) the highest amount per share paid to any class of Capital Stock times (i) the number of Issued Warrant Shares then owned by such Holder plus (ii) the number of Issuable Warrant Shares then owned by such Holder, less
(b) the amount of such dividend or distribution otherwise paid to such Holder as a result of its ownership of Issued Warrant Shares.

                               Article IV
                               Put Option

     4.01 Grant of Option. The Company hereby grants to each Holder an option to sell to the Company, and the Company is obligated to purchase from each Holder under such option (the "Put Option"), all (or such portion as is designated by any such Holder) of the Put Shares. The Put Option will be effective (i) at any time or times after the fifth anniversary of the date of this Agreement; provided, however, that no Holder may exercise its Put Option on more than one
(1) occasion during any calendar quarter, or (ii) at any time or times after the occurrence of any of the following events, and until the occurrence of an Initial Public Offering (the "Put Option Period"):

     (a) a change in control of the Company (for purposes of this subsection a "change in control" will include, without limitation, (i) the Shareholder ceasing to own, directly or through its Subsidiaries, a number of shares of issued and outstanding voting stock of the Company (without giving effect to the issuance of any shares of Common Stock under the Warrants) to allow the Shareholder to effect all corporate actions or (ii) the Shareholder ceasing to have the legal right or ability, directly or through its Subsidiaries, to elect a majority of the members of the board of directors of the Company) or (iii) the Company ceasing to own, beneficially and of record, all of the issued and outstanding common stock of Precise; or

     (b) a merger, consolidation, share exchange, or similar transaction involving the Company or sale in one or more related transactions of all or a majority of the assets, business, or revenue or income generating operations of the Company or any substantial change in the type of business conducted by the Company; or

     (c) after the occurrence and during the continuance of acceleration of the Senior Subordinated Obligations under the Note Agreement; provided, however,

that the Put Option Period will continue with respect to such event, even after such default giving rise to such acceleration has been cured, if notice of exercise is provided pursuant to this Article IV prior to such cure.

     4.02 Put Price. In the event that any Holder exercises the Put Option, the price (the "Put Price") to be paid to each such Holder pursuant to this Agreement will be cash in the sum of the amount determined by multiplying the higher of (a) Book Value or (b) the Fair Market Value per share of Common Stock (valued as of the end of the month immediately preceding the date notice is given of the exercise of the Put Option pursuant to Section 4.03) times the number of shares of Common Stock for which the Put Option is being exercised by such Holder plus the higher of (a) Book Value or (b) the Fair Market Value of the Other Securities issuable upon exercise of the portion of the Warrant subject to the Put Option.

     4.03 Exercise of Put Option. The Put Option may be exercised during the Put Option Period with respect to all or any portion of the Put Shares, by such Holder giving notice to the Company and each other Holder during the Put Option Period of the Holder's election to exercise the Put Option, and the date of the Put Option Closing, which will be not less than fifteen (15) nor more than forty five (45) days after the date of such notice. The Company will provide each Holder desiring to exercise its Put Option the name and address of each other Holder. Notwithstanding the foregoing, if a Holder receives such notice of another Holder's exercise of such other Holder's Put Option, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous and pari passu with that of such other Holder.


     4.04 Certain Remedies. In the event that (i) the Company defaults in its obligation to purchase all or any portion of the Put Shares in cash upon exercise of the Put Option, (ii) any Holder exercises the Put Option at a time when the Put Price is not permitted to be paid in cash to such Holder pursuant to applicable law, (iii) any Holder exercises the Put Option at a time when the Senior Loan Documents or the Note Agreement prohibit Precise from paying a dividend to the Company in order to fund the payment of the Put Price in cash, and the Company fails to obtain a waiver of such default from the Senior Lender (with respect to the occurrence of a default under the Senior Loan Documents) or Rice and John Hancock (with respect to the occurrence of a default under the Note Agreement), as the case may be, or (iv) any Holder exercises the Put Option at a time when payment of all or any portion of the Put Price in cash would, after giving effect to such payment, result in Precise's available cash plus availability under the Senior Loan Documents being less than $5,000,000 in the aggregate, then, in any such event, the Company will (a) pay such portion of the Put Price in cash as is not prohibited by clauses (i), (ii), (iii) or (iv) above, (b) upon the request of any Holder and to the extent any portion of the Put Price is not paid in cash under this Section 4.04, execute and deliver to such Holder a promissory note (a "Put Note") in form and substance satisfactory to such Holder evidencing such remaining Put Price, and (c) not declare or make any dividends or distributions of its cash or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of its Capital Stock or capital stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate of the Company until the Put Price has been paid in full in cash. Any Put Note issued pursuant to the terms and conditions of this Section 4.04 will (a) be substantially in the form of Exhibit A attached hereto, (b) mature on April 2, 2006 and (c) bear interest at the following rates per annum: (i) 14% per annum for the twelve month period immediately following the date of issuance of such promissory note, (ii) 16% per annum for the next succeeding twelve month period and (iii) 18% per annum thereafter. In addition to the right to request the issuance of a Put Note, any Holder may, upon the failure of the Company to pay any portion of the Put Price not prohibited by clauses (ii), (iii) or (iv) above, exercise all rights or remedies available to such Holder (whether at law or in equity) against the Company, and, in addition thereto, such Holder shall be entitled to liquidated damages in the amount specified in Section 11.02 of this Agreement.

     4.05 Put Option Closing. The closing for the purchase and sale of all or such portion of the Put Shares as to which the Holder has notified the Company of its intention to exercise the Put Option, will take place at the office of the Company on the date specified in such notice of exercise (a "Put Option Closing"). At any Put Option Closing, to the extent applicable, the Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, the Company will deliver to the Holder the Put Price, which will be payable in cash (subject to the terms of Section 4.04 hereof).

                                    Article V
                                   Call Option

     5.01 Grant of Option. Each Holder hereby severally grants to the Company an option to require such Holder to sell to the Company, and each Holder is obligated to sell to the Company under this option (the "Call Option"), all of its Warrant and its Warrant Shares. The Call Option granted by Pecks will be effective after the later to occur of (i) the redemption of all outstanding shares of the Pecks Preferred Stock and (ii) the sixth (6th) anniversary of the date of this Agreement, but shall terminate for all purposes upon the closing of an Initial Public Offering (the "Pecks Call Option Period"). The Call Option granted by each other Holder will be effective after the sixth (6th) anniversary of the date of this Agreement, but shall terminate for all purposes upon the closing of an Initial Public Offering (the "Other Holder Call Option Period", and together with the Pecks Call Option Period, the "Call Option Period").

     5.02 Call Price. In the event that the Company exercises the Call Option, the exercise price to be paid in cash to each Holder will be equal to the Put Price determined in accordance with Section 4.02, except that the Call Option will be exercised with respect to the entire Warrant and all Warrant Shares, and will be increased by an amount in cash equal to any Excess Consideration received within one hundred eighty (180) days following the exercise of the Call Option due to an Adjustment Event.

     5.03 Exercise of Call Option. The Call Option may be exercised during the Call Option Period with respect to all of the Warrant and the Warrant Shares of all Holders, by the Company giving notice to each Holder (including Pecks, irrespective of whether such notice occurs during the Peck Call Option Period) during the Call Option Period of the election of the Company to exercise the Call Option, and the date of the Call Option Closing, which in all events will be within at least sixty (60) days after the date of such notice. If such notice does not occur during the Pecks Call Option Period, Pecks shall have the option to participate pro rata with each other Holder in respect of the exercise of any such Call Option.

     5.04 Call Option Closing. The closing for the purchase and sale of all of the Warrant and Warrant Shares that the Company has elected to purchase under this Agreement, will take place at the office of the Company, on the date specified in such notice of exercise (the "Call Option Closing"). At the Call Option Closing, the Holders of the Warrants will deliver the Warrants and the certificate or certificates representing the Warrant Shares, duly endorsed in blank. In consideration therefor, the Company will deliver to each Holder the purchase price, which will be payable in immediately available funds.

                                   Article VI
                                 Co-Sale Rights

     6.01 Rights of Co-Sale. In the event that the Shareholder intends to sell or transfer, directly or indirectly, any shares of any class of Capital Stock of the Company held by it to any Person, each Holder will have the right to participate in such sale or transfer on the terms set forth in this Article VI; provided, however, none of the provisions of this Article VI will apply to (i) any sale by the Shareholder of shares of Capital Stock in a bona fide underwritten public offering under the Securities Act, so long as all Holders have had an opportunity to participate in such offering pursuant to the registration rights under this Agreement or (ii) any sale of the Hamilton Preferred Stock or the Pecks Common Stock.


     6.02 Method of Electing Sale; Allocation of Sales. No sale or transfer by the Shareholder of any shares of Capital Stock will be valid unless the transferee of such Capital Stock will first agree in writing to be bound by the same terms and conditions that apply to the Shareholder under this Agreement and the Warrant Agreement. In addition, before any shares of Capital Stock held, directly or indirectly, by the Shareholder may be sold or transferred to a Person other than a Related Party, the Shareholder (as such, the "Selling Shareholder") will comply with Section 6.04 or the following provisions:

     (a) The Selling Shareholder will deliver or cause to be delivered a written notice (the "Notice of Sale") to each Holder at least thirty (30) days prior to making any such sale or transfer. The Company agrees to provide the Selling Shareholder with a list of the names and addresses of each such Holder for such purpose. The Notice of Sale will include (i) a statement of the Selling Shareholder's bona fide intention to sell or transfer; (ii) the name of the and address of the prospective transferee (the "Buyer"); (iii) the number of shares of Capital Stock of the Company to be sold or transferred; (iv) the terms and conditions of the contemplated sale or transfer; (v) the purchase price in cash that the Buyer will pay for such shares of Capital Stock; (vi) the expected closing date of the transaction; and (vii) such other information as the Holders may reasonably request to facilitate their decision as to whether or not to exercise the rights granted by this Article VI.

     (b) Any Holder receiving the Notice of Sale may elect to participate in the contemplated sale or transfer by exercising its right to co-sell its Capital Stock pursuant to Section 6.02(c). Such right may be exercised in the sole discretion of the Holder by delivering a written notice (an "Election Notice") to the Company and the Selling Shareholder within thirty (30) days after receipt of such Notice of Sale stating the election of the Holder to exercise its right of co-sale pursuant to Section 6.02(c).

     (c) Each Holder may elect to sell or transfer in the contemplated transaction up to the total of the number of shares of Capital Stock then held by it (including the Issuable Warrant Shares). Promptly after the receipt of an Election Notice exercising such right, the Selling Shareholder will use its best efforts to cause the Buyer to amend its offer so as to provide for the Buyer's purchase, upon the same terms and conditions as those contained in the Notice of Sale, of all of the shares of Capital Stock (including the Issuable Warrant Shares) elected to be sold

(the "Co-Sell Shares") in such Election Notices. In the event that the Buyer is unwilling to amend its offer to purchase all of the Co-Sell Shares in addition to the shares of Capital Stock described in the related Notice of Sale, if the Selling Shareholder desires to proceed with the sale, the total number of shares that such Buyer is willing to purchase will be allocated to the Selling Shareholder and each Holder having given an Election Notice exercising its right pursuant to this Section 6.02(c) (the "Co-Sellers") in proportion to the aggregate number of shares of Capital Stock (including Issuable Warrant Shares) held by each such Person; provided, however, that no such Person will be so allocated a number of shares greater than the number of shares that it has sought to sell to such Buyer in the related Notice of Sale or Election Notice. All Capital Stock sold or transferred by the Selling Shareholder and the Co-Sellers with respect to a single Notice of Sale under Section 6.02(b) will be sold or transferred to the Buyer in a single closing on the terms described in such Notice of Sale, and each such share will receive the same per share consideration.

     6.03 Sales to Related Parties. No sale or transfer of shares of Capital Stock by the Shareholder to a Related Party will be subject to the provisions of
Section 6.02; provided, however, that such Related Party first agrees to assume the obligations of the Shareholder (without relieving the Shareholder of any obligations under this Agreement) under this Agreement with respect to the shares of Capital Stock thereby acquired by it and to be bound by the same terms and conditions that apply to the Shareholder under this Agreement and the Warrant Agreement in a written instrument in a form and substance reasonably satisfactory to the Holders.

     6.04 Pull-Along Right. Prior to an Initial Public Offering, if Securityholders of at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding Common Stock and Common Stock Equivalents at the time elect to sell such Common Stock or Common Stock Equivalents in a bona fide sale to a third party that is not an Affiliate of the Company or the Securityholders in a transaction that is not a Public Sale, then all Securityholders shall be obligated to sell any Common Stock or Common Stock Equivalents then held by such Securityholders in such sale so long as all other Securityholders sell all of their Common Stock and Common Stock Equivalents in such sale (a "Pull-Along Sale"); provided, however, that not less than thirty (30) days prior to the date such Pull-Along Sale is to take place (the "Pull-Along Sale Date"), the Securityholders initiating such Pull-Along Sale shall deliver a written notice (a "Pull-Along Sale Notice") to each of the Company and all other Securityholders specifying that a Pull-Along Sale is to take place, the identity of the prospective transferee(s) and the terms of the proposed Pull-Along Sale (including the date of the proposed Transfer and the price to be paid for the Common Stock). On the Pull-Along Sale Date, at the time and place designated in the Pull-Along Sale Notice, each Securityholder shall deliver to the purchaser the share certificate(s) and/or warrants representing the Common Stock and Common Stock Equivalents of the Company then held by them, each such certificate or warrant to be properly endorsed for transfer, against payment therefor by certified check or bank draft payable to the order of such Securityholder, or, at the election of such Securityholder, by wire transfer of immediately available funds to such account of such Securityholder as has been specified in a written notice to such purchaser at least three (3) days prior to such date of purchase; provided, however, that the purchase price of each Issuable Warrant Share represented by an unexercised Warrant so delivered by a Holder shall be equal to the per share price paid in such transaction for a share of Common Stock, less the then current per share Exercise Price of such Warrant.

     6.05 Lock-Up. Notwithstanding anything to the contrary contained in this
Article VI, Sunderland hereby agrees that it will not sell or transfer any shares of the Company's Capital Stock owned by it on the Closing Date until such time as Precise shall have redeemed for cash all of the shares of the Pecks Preferred Stock now or hereafter owned by Pecks or its Affiliates.

                                   Article VII
                                    Liquidity

     7.01 Required Registration. At any time after the Company has consummated an Initial Public Offering, each Holder may, on not more than (2) occasions,

make a written request to the Company requesting that the Company effect the registration of Registrable Securities. Following receipt of any such request, the Company shall be obligated to use its best efforts to effect the registration under the Act of Registrable Securities in accordance with the provisions of this Section 7.01. Whenever the Company shall be requested by a Holder, pursuant to this Section 7.01, to effect the registration of any Registrable Securities, the Company shall promptly give written notice of such proposed registration under the Act to all Holders and thereupon shall, as expeditiously as possible, use its best efforts to effect the registration under the Act of:

     (a) the Registrable Securities which the Company has been requested to register pursuant to the preceding sentence, and

     (b) all other Registrable Securities which the Holders have, within thirty
(30) days after the Company has given such written notice, requested the Company to register, all to the extent required to permit the disposition by the Holders of the Registrable Securities so registered. Such registration shall be underwritten, if requested by the Holders holding a majority of the Registrable Securities, by an underwriter or underwriters named by them and reasonably approved by the Company. No other person shall have any right to have securities included in such registration, except (i) with the prior written consent of the Holders holding a majority of the Registrable Securities or (ii) if the offering is underwritten, the Company; provided, however, that securities not held by Holders may only be included in such registration pursuant to clause (i) or (ii) above if, in the opinion of the underwriter or underwriters managing the offering, the total amount of the securities to be so registered, when added to the total amount of Registrable Securities to be registered, will not exceed the maximum amount of securities of the Company which can then be successfully marketed (1) at a price reasonably related to their then current market value, and (2) without otherwise materially and adversely affecting the entire offering; and provided, further, that the Company shall not have the right to have any securities included in the registration pursuant to clause (ii) above if such inclusion would require that the offering be registered on a registration statement form which would entail a significantly more extensive textual disclosure in the prospectus than would be required by the registration statement form which would be available if no securities were included in the registration at the request of the Company (as, for example, in a case in which the offering could be registered on current registration statement Form S-3, but for the inclusion of securities to be sold for the account of the Company, which would require the use of registration statement Form S-1 or Form S-2). To the extent that the amount of securities to be registered must be reduced in order to obtain the opinion referred to in the preceding sentence, such reduction shall be achieved by first eliminating from the registration some or all of the securities to be offered by the Company and, if such reduction is not sufficient, then by eliminating from the registration some or all of the securities to be offered by any other persons pursuant to clause (i) or (ii) above.


     7.02 Incidental Registration. (a) If the Company at any time proposes to register any of its equity securities (as defined in the Act), other than securities which are convertible into shares of Common Stock, under the Act on Forms S-1, S-2 or S-3 (but not Form S-4 or S-8) or on any other form upon which may be registered securities similar to the Registrable Securities (or the Warrants to the extent necessary to be registered in connection with the registration of the underlying Registrable Securities) and other than pursuant to Section 7.01 above, it will at each such time give written notice at least thirty (30) days prior to the filing of the registration statement to all Holders of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise each Holder of its right to participate therein. Upon the written request of any Holder given not less than ten (10) days prior to the proposed date of filing set forth in such notice, the Company will use its best efforts to cause each Registrable Security which the Company has been requested to register by such Holder to be registered under the Act, all to the extent requisite to permit the sale or other disposition by such Holder of the Registrable Securities so registered.

     (b) If, in the opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to clause (a) of this Section 7.02 (or in the event that such distribution shall not be underwritten, in the opinion of an investment banking firm of recognized standing reasonably acceptable to the Holders), and after discussion between such underwriter or underwriters and the Holders, which discussion (but not necessarily the results thereof) shall be reasonably satisfactory to the Holders, the total amount of the securities to be so registered, when added to the total amount of Registrable Securities which the Holders have requested to be registered pursuant to said clause (a), will exceed the maximum amount of securities of the Company which can be successfully marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration on a pro rata basis such number of Registrable Securities which it would otherwise be required to register pursuant to said clause (a) as is necessary to reduce the total amount of securities to be so registered to the maximum amount of securities which can, in the reasonable opinion of the underwriter or such investment banking firm, be so successfully marketed; provided, however, that if the securities (other than the Registrable Securities) to be so registered for sale are to be offered for the account of the Company and others, the Company may only exclude Registrable Securities pro rata with the securities held by such other persons (it being agreed that in the case where such registration is to be effected as a result of the exercise by a holder of the Company's securities of such holder's right to cause such securities to be so registered, such pro rata exclusion shall include the Company and exclude such holder).

     7.03 Form S-3 Registrations. In addition to the registration rights provided in Sections 7.01 and 7.02 above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all Holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section 7.03. Thereupon, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

     7.04 Registration Procedures. In connection with any registration of Registrable Securities under this Article VII, the Company will, as soon as practicable:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all Registrable Securities subject to such registration statement have been disposed of or the expiration of two hundred seventy (270) days;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of two hundred seventy (270) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

     (c) furnish to each Holder such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as any Holder may reasonably request;

     (d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

     (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11 (a) of the Securities Act;

     (f) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

     (g) if requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested under Section 7.01, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method or methods of disposition, and any other representation required by law;

     (h) furnish, at the written request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion in form and substance reasonably satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offerings, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be reasonably satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and (ii) a letter (the "comfort letter") in form and substance reasonably satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter from such accountants addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

     (i) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     It will be a condition precedent to the obligation of the Company to take any action pursuant to this Article VII in respect of the Registrable Securities that are to be registered at the request of any Holder of Registrable Securities that such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is legally required in connection with the action taken by the Company. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to Section 7.01 or
7.03 will be selected by the Holders of a majority of the Registrable Securities being so registered.

     7.05 Allocation of Expenses. Except as provided in the following sentence, the Company will bear all expenses arising or incurred in connection with any of the transactions contemplated by this Article VII, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) accounting and legal fees and expenses; (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification; and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will severally bear the expense of its underwriting fees, discounts, or commissions relating to its sale of Registrable Securities.

     7.06 Listing on Securities Exchange. If the Company lists any shares of Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System or similar system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

     7.07  Holdback Agreements.

     (a) If any registration pursuant to Section 7.02 is in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the forty-fifth
(45th) day after the effective date of such registration statement; provided, however, that the Shareholder and each Person that is an officer, director or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

     (b) The Company and the Shareholder (other than Pecks) agree (i) not to effect any public sale or distribution during the period seven (7) days (or such longer period as may be prescribed by Rule 10b-6 under the Exchange Act) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred eightieth (180th) day after any such registration statement contemplated by Sections 7.01 or 7.03 has become effective, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the

Commission or any successor forms, (ii) use their best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, and (iii) if the Company makes a good faith determination that the filing of a registration statement in connection with any registration statement contemplated by this Article VII would interfere with or adversely affect any material transaction then under consideration by the Company's board of directors, the Company may postpone the filing of such registration for an additional period not to exceed ninety (90) days, provided that it gives each Holder of the Warrant and Warrant Shares prompt prior written notice of such postponement, and provided further, that the aggregate number of days the Company has postponed filing of one or more registration statements under this clause (iii) does not exceed ninety (90) days in any period of 365 consecutive days.

     7.08 Rule 144. At all times following completion by the Company of an Adjustment Public Offering, the Company will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     7.09 Rule 144A. The Company agrees that, upon the request of any Holder or any prospective purchaser of a Warrant or Warrant Shares designated by a Holder, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

     (a) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer;

     (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

     (c) such other information about the Company, any Subsidiaries, and their business, financial condition and results of operations as the requesting Holder or purchaser of such Warrants requests in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws.


The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Warrants or Warrant Shares from such Holder that the information provided by the Company pursuant to this Section 7.09 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     7.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7.01, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the effectiveness of the first registration statement effected under Section 7.01 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 7.01.

     7.11 Other Rights. The Company will not grant to any person any registration rights without the consent of the Holders.

                                  Article VIII
                    Representations and Warranties; Covenants

     8.01 Representations and Warranties and Covenants of the Company. Each of the representations and Warranties set forth in Section 3.01 of the Warrant Agreement and each of the covenants set forth in Article IV of the Warrant Agreement are hereby restated and incorporated by reference in this Agreement as though set forth in this Agreement, and is made by the Company as made in the Warrant Agreement for the benefit of each Purchaser. By execution of this Agreement, the Company agrees to be bound by Section 6.21 of the Note Agreement, and, for so long as the Note Agreement is in effect, the Company will at all times take such action as is reasonably necessary to provide Rice and John Hancock with the board observation rights and benefits contemplated by Section
6.21 of the Note Agreement.

     8.02 Representations and Warranties of the Shareholders. Each Shareholder severally and not jointly represents and warrants to the Purchaser that:

     (a) Such Shareholder is either (i) an individual or (ii) a corporation or limited partnership, duly organized and existing and in good standing under the laws of its state of organization and is qualified or licensed to do business in all other states and jurisdictions the laws of which require it to be so qualified or licensed and where the failure to be so qualified or licensed would have a Material Adverse Effect on such Shareholder's obligations under this Agreement and/or the transactions contemplated hereby. Such Shareholder owns 100% of its equity interest in the Company free and clear of all liens, claims, and encumbrances, except those arising pursuant to the Warrant. No Person other than Purchaser and the holders of Permitted Stock have any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company.

     (b) Such Shareholder has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, and if such Shareholder is not an individual, its officers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed, issued, and delivered and constitutes a legal, valid, and binding obligation of such Shareholder, enforceable in accordance with its terms.

     (c) The execution, delivery, and performance of this Agreement will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in any agreement, instrument, or document to which such Shareholder is a party or by which such Shareholder is bound.

     (d) There is not now, and at no time during the term of this Agreement will there be, any agreement, arrangement, or understanding involving such Shareholder other than this Agreement, the Senior Loan Agreement and the documents contemplated hereby, modifying, restricting, or in any way affecting the rights of such Shareholder to vote securities of the Company.

     (e) None of the documents, instruments, or other information furnished to the Purchaser by such Shareholder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by such Shareholder in this Agreement or in any document, certificate, exhibit or schedule attached hereto or delivered in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any such statements made herein or therein not misleading. To the knowledge of such Shareholder, in its capacity as such, there is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided by such Shareholder to the Purchaser. Pecks makes no representation with respect to this paragraph (e).

     8.03 Representations and Warranties of the Purchaser. Each of the representations and warranties of the Purchaser set forth in Section 3.02 of the Warrant Agreement is hereby restated and incorporated by reference in this Agreement as though set forth in this Agreement, and is made severally and not jointly by each Purchaser for the benefit of the Company and the Shareholder.

                                   Article IX

                                   Conditions

     The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions:

     9.01 Note Agreement and Warrant Agreement Conditions. All of the conditions precedent to the obligations of the Purchaser under the Note Agreement and the Warrant Agreement will have been satisfied in full or waived.

     9.02 Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, will be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel may request in connection with the consummation of such transactions.

                                    Article X
                                    Directors

     10.01 Voting Agreement. To ensure compliance with this Article X, the Shareholders hereby irrevocably covenant and agree to vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by it, all in accordance with the terms of this Article X. The agreement to vote contained in this Article X will expire on the earlier to occur of (a) the day prior to maximum period permitted under applicable law or (b) the date that Pecks is no longer entitled to designate a Person to serve on the Company's board of directors in accordance with the terms and conditions of the Warrant Agreement. A counterpart of this Agreement will be deposited with the Company at its principal place of business or registered office and will be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

     10.02 Board of Directors. So long as the agreement to vote set forth in
Section 10.01 remains in effect, each Shareholder will, at the request of Pecks, vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by such Shareholder so that at all times the individuals designated as directors by Pecks or its respective designee in accordance with the terms and conditions of the Warrant Agreement will be directors of the Company; provided, however, that Pecks will not have any obligation to designate or cause any individual to serve on the board of directors of the Company. No director designated by Pecks or its designee may be removed without the consent of Pecks unless such designee breaches its/his/her fiduciary duties to the Company and/or the Company's shareholders under applicable law, and in any such case, such designee may be removed only if the Company shall have appointed another individual designated by Pecks to serve on the Company's board of directors. Pecks may, at any time, terminate its rights under this Article X by providing written notice of such termination to the Company.


                                   Article XI
                                  Miscellaneous

     11.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company and the Shareholder jointly and severally agree to and will indemnify and hold harmless the Purchaser, the Holders, their

Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, out-of-pocket costs, reasonable attorneys' fees, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses) including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Company, or the Shareholder under this Agreement, the Warrant Agreement, or under any other agreement to which the Company or the Shareholder is a party in connection with the transactions contemplated by this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company to the Purchaser or the Holders under this Agreement. The foregoing indemnification includes any such claims, actions, damages, costs and expenses incurred by reason of the sole or contributory negligence of the Person to be indemnified, but excludes any of the same incurred by reason of such Person's gross negligence or willful misconduct.

     11.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nonbreaching party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach, or threatened breach or to refrain from a continuation of any actual breach. In addition to the foregoing, if the Company knowingly and intentionally defaults in the performance or observance of any agreement, covenant, term or condition contained in this Agreement (including, without limitation, the Company's obligation to pay any portion of the Put Price upon exercise of the Put Option at a time when the payment of such portion of the Put Price is not prohibited under the circumstances described in clauses (ii), (iii) or (iv) of Section 4.04 hereof) and such default is not cured within five (5) Business Days from and after the giving of notice by the Purchaser to the Company of such default, the Company shall pay to the Holders in cash, as liquidated damages and not as a penalty, an aggregate amount equal to $25,000 per day until such time as such default has been waived in writing or cured to the satisfaction of the Holders. At the request of any Holder, the Company will issue to such Holder a promissory note evidencing the liquidated damages owing by the Company to such Holder. Any such promissory note will be substantially in the form of Exhibit A attached hereto, but shall not bear interest of any kind or amount.

     11.03 Integration. This Agreement and the Warrant Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

     11.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     11.05 Severability. The parties to this Agreement expressly agree that it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     11.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

     If to the Purchaser, at:    Address of the Purchaser beneath the name of
                                 the Purchaser on the signature pages of this Agreement

     with courtesy copies to:

               Hughes & Luce, L.L.P.

               1717 Main Street
               Suite 2800
               Dallas, Texas 75201
               Attn: Larry A. Makel, Esq.
               Fax: (214)939-6100

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022-4677
               Attn: William J. Grant, Jr.
               Fax: (212)821-8211

     If to the Company, at:

               Precise Holdings Corporation
               c/o Mentmore Holdings Corporation
               1430 Broadway, 13th Floor
               New York, New York 10018-3308
               Attn: Richard C. Hoffman
               Fax: (212)391-1393

     with courtesy copies to:

               Richard C. Hoffman, P.C.
               1430 Broadway, 13th Floor
               New York, New York 10018-3308
               Fax: (212)391-1393

               Kelley, McCann & Livingstone
               200 Public Square, 35th Floor
               BP America Building
               Cleveland, Ohio 44114-2302
               Attn: Michael D. Schenker
               Fax: (216)241-3707

     If to the Shareholder, at:

               Sunderland Industrial Holdings Corporation
               Hamilton Holdings Ltd. Corporation
               1430 Broadway, 13th Floor
               New York, New York 10018-3308
               Attn: William L. Remley
               Fax: (212)391-1393

               Delaware State Employees' Retirement Fund
               Declaration of Trust for Defined Benefit Plans

                 of Zeneca Holdings Inc.
               Declaration of Trust for Defined Benefit Plans
                 of ICI American Holdings Inc.
               c/o Pecks Management Partners Ltd
               One Rockefeller Plaza
               New York, New York 10020
               Attn: Robert J. Cresci
               Fax: (212)332-1334
     with courtesy copies to:

               Richard C. Hoffman, P.C.
               1430 Broadway, 13th Floor
               New York, New York 10018-3308
               Fax:  (212)391-1393

               Kelley, McCann & Livingstone
               200 Public Square, 35th Floor
               BP America Building
               Cleveland, Ohio 44114-2302
               Attn:  Michael D. Schenker
               Fax:  (216)241-3707

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022-4677
               Attn: William J. Grant, Jr.
               Fax: (212)821-8211

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering the courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

     11.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     11.08 Remedies. The failure of any party to enforce any right or remedy under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     11.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

     11.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will, to the extent provided in this Agreement, be borne and paid by the Company or the Shareholder within ten (10) days of demand by the Holders.

     11.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

     11.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and Sunderland agree that all business opportunities in any field substantially related to the business of custom injection molding of plastic products will be pursued exclusively through the Company.

     11.13 Choice of Law. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN WILL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     11.14 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrant as a condition to the registration of such Warrant or Registrable Securities thereunder.

     11.15 Fiduciary Duties. The Company acknowledges and agrees that, for so long as any Warrant is outstanding and regardless of whether the Holder has exercised any portion of this its Warrant, (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to the Holder as are owed to a stockholder of the Company and (b) the Holder will be entitled to all rights and remedies with respect to such duties or that are otherwise available to a stockholder of the Company under the Delaware General Corporation Law, as amended from time to time.

     11.16 Legend. The Company and the Shareholder acknowledge and agree that for so long as this Agreement is in effect, all shares of Capital Stock of the Company will be subject to this Agreement and will bear a legend to such effect. The aforementioned legend shall be in the form set forth in Section 2.10 of the Warrant Agreement (or shall be in a substantially equivalent form).

     11.17 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the Warrant Agreement, the Company shall not be required to pay, and Purchaser shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in the Warrant Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 11.17 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Purchaser may have contracted for, taken, reserved, charged or received hereunder shall be, at Purchaser's option, (i) applied as a credit against the outstanding principal balance of any Put Note or accrued and unpaid interest (not to exceed the maximum amount permitted by law),
(ii) refunded to the payor thereof, or (iii) any combination of the foregoing;
(d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Warrant Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) the Company shall have no action against Purchaser for any damages arising due to any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Put Note is calculated at the Maximum Rate rather than the applicable rate specified under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Put Note shall remain at the Maximum Rate until Purchaser shall have received the amount of interest which Purchaser would have received during such period on such Put Note had the applicable rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Warrant Agreement for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of any Put Note until payment in full so that the rate or amounts of interest on account of any Put Note does not exceed the Maximum Rate. The terms of this Section 11.17 shall be deemed incorporated into the Warrant Agreement and any other document or instrument between the Company and any Purchaser or directed to the Company by any Purchaser, whether or not specific reference to this Section 11.17 is made.

     11.18 Confidentiality. Each Holder agrees to keep confidential any information delivered by the Company to such Holder under this Agreement that the Company clearly indicates in writing to be confidential information, upon notice to the Company where practicable; provided, however, that nothing in this
Section 11.18 will prevent such Holder from disclosing such information (a) to any Affiliate of such Holder or any actual or potential purchaser, participant, assignee, or transferee of such Holder's rights or obligations hereunder that agrees to be bound by the terms of this Section 11.18, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Holder, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Holder, (f) in connection with the exercise of any remedy under this Agreement, (g) to the certified public accountants for such Holder, or (h) to any governmental, quasi-governmental or industry regulator having authority over such Holder. The Company agrees that such Holder will be presumed to have met its obligations under this Section
11.18 to the extent that it exercises the same degree of care with respect to information provided by the Company as it exercises with respect to its own information of similar character.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                 COMPANY:

                                 PRECISE HOLDINGS, INC.

                                 By: /s/ William L. Remley
                                     ------------------------------------
                                     William L. Remley, President

                                 SHAREHOLDER:

                                 SUNDERLAND INDUSTRIAL HOLDINGS
                                 CORPORATION

                                 By: /s/ William L. Remley
                                     ------------------------------------
                                     William L. Remley, President


                                 HAMILTON HOLDINGS LTD. CORPORATION


                                 By: /s/ William Remley
                                     ------------------------------------
                                 Name:  William Remley
                                 Title: President


                                 DELAWARE STATE EMPLOYEES'
                                 RETIREMENT FUND

                                 By: Pecks Management Partners, Ltd.
                                     Its Investment Advisor

                                     By: /s/ Robert J. Cresci
                                         --------------------------------
                                         Robert J.  Cresci
                                         Managing Director
                                 c/o Pecks Management Partners Ltd.
                                 One Rockefeller Plaza
                                 New York, New York 10020
                                 Attention: Robert J. Cresci
                                 Fax: (212)332-1334


                                 DECLARATION OF TRUST FOR DEFINED
                                 BENEFIT PLANS OF ZENECA HOLDINGS INC.



                                 By: Pecks Management Partners, Ltd.,
                                     Its Investment Advisor

                                     By: /s/ Robert J. Cresci
                                         --------------------------------
                                         Robert J.  Cresci
                                         Managing Director

                                 c/o Pecks Management Partners Ltd.
                                 One Rockefeller Plaza
                                 New York, New York 10020
                                 Attention: Robert J.  Cresci
                                 Fax: (212)332-1334

                                 PURCHASER:

                                 JOHN HANCOCK MUTUAL LIFE
                                   INSURANCE COMPANY


                                 By: /s/ Sandeep Alva
                                     ------------------------------------
                                     Sandeep Alva, Senior Investment
                                       Officer

                                 John Hancock Tower
                                 200 Clarendon Street
                                 Boston, Massachusetts 02117

                                 Attn: Mr.  Sandeep Alva
                                 Fax: (617)572-1606

                                 RICE PARTNERS II, L.P.

                                 By: Rice Capital Group IV, L.P.,
                                     its general partner

                                     By: RMC Fund Management, L.P.,
                                         its general partner

                                         By: Rice Mezzanine Corporation,
                                             its general partner

                                             By: /s/ James P. Wilson
                                                 ------------------------------
                                                 James P.  Wilson
                                                 Managing Director
                                                 5847 San Felipe, Suite 4350
                                                 Houston, Texas 77057
                                                 Attn: James P. Wilson

                                                 Fax: (713)783-9750